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                                                                      Exhibit 21

              SUBSIDIARIES OF LEXINGTON CORPORATE PROPERTIES TRUST
                         (JURISDICTION OF ORGANIZATION)

Barnhech Montgomery Associates Limited Partnership (Maryland)
Barnvyn Bakersfield Associates L.P. (California)
Barnward Brownsville Properties (New York)
Lepercq Corporate Income Fund L.P. (Delaware)
Lepercq Corporate Income Fund II L.P. (Delaware)
Lex GP-1, Inc. (Delaware)
Lex LP-1, Inc. (Delaware)
Lexington Auburn Hills, Inc. (Delaware)
Lexington Auburn Hills L.L.C. (Delaware)
Lexington Baton Rouge L.L.C. (Louisiana)
Lexington Bristol L.P. (Delaware)
Lexington Bristol Manager, Inc. (Delaware)
Lexington Chester Industrial, L.L.C. (South Carolina)
Lexington Chester Manager, Inc. (South Carolina)
Lexington Columbia Expansion Manager, Inc. (South Carolina)
Lexington Columbia Manager, Inc. (South Carolina)
Lexington Columbia Master Manager, Inc. (Delaware)
Lexington Danville L.L.C. (Delaware)
Lexington Decatur L.L.C. (Delaware)
Lexington Decatur Manager L.L.C. (Delaware)
Lexington Dillon L.L.C. (South Carolina)
Lexington Dillon Manager L.L.C. (Delaware)
Lexington Dulles L.L.C. (Delaware)
Lexington Dulles Manager L.L.C. (Delaware)
Lexington English Corp. (Delaware)
Lexington Florence L.L.C. (Delaware)
Lexington Florence Manager L.L.C. (Delaware)
Lexington Glendale L.L.C. (Delaware)
Lexington Glendale Manager L.L.C. (Delaware)
Lexington Hampton L.L.C. (Delaware)
Lexington Herndon, Inc. (Delaware)
Lexington Kingston Doughten Inc. (Delaware)
Lexington Kingston Doughten L.P. (Delaware)
Lexington Kingston Main Inc. (Delaware)
Lexington Kingston Main L.P. (Delaware)
Lexington Lancaster L.L.C. (Delaware)
Lexington Lancaster II L.L.C. (Delaware)
Lexington Livonia L.L.C. (Michigan)
Lexington Mechanicsburg Inc. (Delaware)
Lexington Mechanicsburg L.P. (Delaware)
Lexington Memorial L.L.C. (Delaware)
Lexington Milpitas L.L.C. (California)
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Lexington Milpitas Manager, Inc. (California)
Lexington Milpitas Manager L.L.C. (Delaware)
Lexington OC L.L.C. (Delaware)
Lexington Realty Advisors, Inc. (Delaware)
Lexington Richmond L.L.C. (Delaware)
Lexington Richmond Manger, Inc. (Delaware)
Lexington Sky Harbor L.L.C. (Delaware)
Lexington Warren L.L.C. (Delaware)
Lexmem, Inc. (Delaware)
LXP Canton, Inc. (Delaware)
LXP Funding Corp. (Delaware)
LXP Memorial L.L.C. (Delaware)
LXP I, Inc. (Delaware)
LXP I, L.P. (Delaware)
LXP II, Inc. (Delaware)
LXP II, L.P. (Delaware)
Net 1 Gainesville L.P. (Delaware)
Net 1 Henderson L.L.C. (North Carolina)
Net 1 Phoenix L.L.C. (Delaware)
Net 2 Canton L.L.C. (Delaware)
Net 2 Cox L.L.C. (Delaware)
Net 2 Hampton L.L.C. (Delaware)
Net 2 Ocala L.L.C. (Florida)
Net 2 Plymouth L.L.C. (Delaware)
Net 2 Stone L.L.C. (Delaware)
Net 3 Acquisition L.P. (Delaware)
North Tampa Associates (Florida)
North Tampa-II, Inc. (Delaware)
Phoenix Hotel Associates Limited Partnership (Arizona)
Savannah Waterfront Hotel L.L.C. (Georgia)
Union Hills Associates (Arizona)
Union Hills Associates II (Arizona)
Union Hills, Inc. (Delaware)